BYLAWS

OF

SONIC CORP.

(A Delaware Corporation)

(Amended and Restated – January 14, 2010)

ARTICLE I
OFFICES

Section 1. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

Section 2. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. All meetings of Stockholders for the election of directors shall be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice hereof.

Section 2. Annual meetings of Stockholders shall be held at such place in or out of the State of Delaware, and at such time and day, not a legal holiday, as shall be designated by the Chief Executive Officer and stated in the notice of meeting or in a duly executed waiver of notice thereof.  At such meeting the Stockholders shall elect, by a plurality vote, a Board of Directors, who need not be Stockholders, which Board shall consist of at least the minimum number of directors for the ensuing year.  The Stockholders may transact such other business as shall properly come before them.

Section 3. Special meetings of Stockholders may be held at such place within or without the State of Delaware, and at such time and day, not a legal holiday, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Board of Directors, and the Chief Executive Officer and Secretary shall cause proper notice thereof to be given.

Section 5. Written notice of every meeting of Stockholders, stating the date, time and place where it is to be held, and such other information as may be required by law shall be given, not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by mail, courier, facsimile or by telegram, upon each Stockholder entitled to vote at such meeting and upon each Stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have such Stockholder’s stock appraised if such action were taken.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder’s address as it appears on the books of the Corporation.  The attendance of any Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such Stockholder, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that such meeting is not lawfully called or convened.

ARTICLE III
QUORUM, VOTING OF STOCK AND MEETINGS

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  Notice of the adjourned meeting shall be given when required by law.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the Stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation or pursuant to Article II, Section 2, above.  Cumulative voting shall not be allowed.

Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders.  A Stockholder may vote either in person or by proxy executed in writing by the Stockholder or by such Stockholder’s duly authorized attorney-in-fact.

Section 4. At an annual or special meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  Except as otherwise provided by law, the business which may be transacted at any special meeting of Stockholders shall consist of and be limited to the purpose or purposes so stated in the notice of such special meeting.

Section 5. Advance Notice Provisions for Business to be Transacted at Annual Meeting.

(a) No business may be transacted at an annual meeting of Stockholders, other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any Stockholder of the Corporation who (A) is a Stockholder of record on both (x) the date of the giving of the notice provided for in this Section 5 and (y) the record date for the determination of Stockholders entitled to vote at such annual meeting, (B) is entitled to vote at the annual meeting and (C) has given timely notice thereof in proper written form to the Secretary of the Corporation in accordance with this Section 5.

(b) To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the Stockholder to be timely must be delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

(c) To be in proper written form, a Stockholder’s notice to the Secretary must set forth (1) as to each matter such Stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of any proposed amendment to these bylaws) and the reasons for conducting such business at the annual meeting and (2) as to such Stockholder, and if the Stockholder holds shares of stock of the Corporation for the benefit of another, the beneficial owner, the Stockholder Information (as defined herein).  The foregoing notice requirements shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of such Stockholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(d) No business shall be conducted at the annual meeting of Stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 5; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 5 shall be deemed to preclude discussion by any Stockholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted notwithstanding that proxies in respect of such matters may have been received.  With respect to any Stockholder proposal of business to be brought before an annual meeting, if the proposing Stockholder (or a qualified representative of such Stockholder) is not present at the meeting of Stockholders to propose such business, such proposed business shall not be transacted, notwithstanding that proxies in respect of a vote thereon have been received by the Corporation.  To be considered a “qualified representative” of a Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or authorized by a writing executed by such Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting, stating that such person is authorized to act for such Stockholder as proxy at the meeting of Stockholders.

(e) For purposes of this Section 5 and Section 6, “Stockholder Information” means, with respect to a Stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) the name and record address of such Stockholder, as they appear on the Corporation’s books, and the name and address of the beneficial owner, (2) the class or series and number of shares of stock of the Corporation that are owned beneficially or of record by such Stockholder and beneficial owner, (3) a description of any agreement, arrangement or understanding (whether or not in writing) between such Stockholder or beneficial owner and any other person or persons (including their names) in connection with such nomination or the proposal of such business by such Stockholder and any material interest of such Stockholder, or beneficial owner, if any, in such nomination or business, (4) a description of any agreement, arrangement or understanding (including derivative positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such Stockholder or beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner, with respect to such shares of stock of the Corporation, without regard to whether (A) such agreement, arrangement or understanding conveys to such Stockholder or beneficial owner any voting rights in such shares of stock of the Corporation, (B) the agreement, arrangement or understanding is required to be, or capable of being, settled through delivery of such shares of stock of the Corporation, or (C) such Stockholder or beneficial owner may have entered into other transactions that hedge the economic effect of such agreement, arrangement or understanding and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation (a “Derivative Instrument”), (5) any proxy, contract, arrangement, understanding, or relationship pursuant to which the Stockholder or beneficial owner has a right to vote or has granted a right to vote any shares of stock of the Corporation, (6) any short interest in any shares of stock of the Corporation (for purposes of these bylaws a person shall be deemed to have a short interest in a share of stock of the Corporation if the Stockholder or beneficial owner directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of such share of stock), (7) any rights to dividends on the shares of stock of the Corporation owned beneficially by the Stockholder or beneficial owner that are separated or separable from the underlying shares of stock of the Corporation, (8) any performance-related fees (other than an asset-

based fee) that the Stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of stock of the Corporation or Derivative Instruments, if any, (9) any arrangements, rights, or other interests described in Section 5(c)(4)-(7) held by members of such Stockholder's or beneficial owner’s immediate family sharing the same household, (10) any other information relating to the Stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the
Exchange Act and the rules and regulations thereunder, (11) any other information as reasonably requested by the Corporation, and (12) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such nomination or business before the meeting.  As used in these bylaws, “beneficially owned” means all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act (or any successor thereof).

Section 6. Advance Notice Provisions for Election of Directors.

(a) No nomination of a person for election as a director may be brought before an annual meeting of Stockholders, other than a nomination that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any Stockholder of the Corporation who (i) is a Stockholder of record on both (A) the date of the giving of the notice provided for in this Section 6 and (B) the record date for the determination of Stockholders entitled to vote at such annual meeting, (ii) is entitled to vote at the annual meeting and (iii) has given timely notice thereof in proper written form to the Secretary of the Corporation in accordance with this Section 6.  If a Stockholder is entitled to vote only for a specific class or category of directors at a meeting of the Stockholders, such Stockholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

(b) To be timely in connection with the annual meeting of the Stockholders, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the Stockholder to be timely must be delivered not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board, any Stockholder entitled to vote for the election of such director(s) at such meeting and satisfying the requirements specified in this Section 6 may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if the Stockholder notice required by this Section 6 hereof shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board to be elected at such meeting or the number of directors to be elected shall have been publicly announced.

(c) To be in proper written form, a Stockholder’s notice to the Secretary must set forth (A) as to each person whom the Stockholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of stock of the Corporation, if any, which are owned beneficially or of record by the person, (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or any successor thereof) and the rules and regulations promulgated thereunder and (5) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Act of 1933, as amended (or any successor thereof), if the Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (B) as to the Stockholder giving notice and beneficial owner, the Stockholder Information.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d) No nomination shall be brought before an annual meeting of Stockholders except nominations brought before the annual meeting in accordance with the procedures set forth in this Section 6; provided, however, that, once a nomination has been properly brought before an annual meeting in accordance with such procedures, nothing in this Section 6 shall be deemed to preclude discussion by any Stockholder of any such nomination.  If the chairman of an annual meeting determines that a nomination was not properly brought before the annual meeting in accordance with the procedures in this Section 6, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted notwithstanding that proxies to vote with respect thereto have been received by the Corporation.  With respect to any Stockholder nomination to be brought before an annual meeting, if the proposing Stockholder (or a qualified representative of such Stockholder) is not present at the meeting of Stockholders to make the nomination, such nomination shall be disregarded, notwithstanding that proxies to vote with respect thereto have been received by the Corporation.  For purposes of this Section 6, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or authorized by a writing executed by such Stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting, stating that such person is authorized to act for such Stockholder as proxy at the meeting of Stockholders.

Section 7. The Board of Directors in advance of any Stockholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a Stockholders’ meeting may, and on the request of any Stockholder entitled to vote thereat shall, appoint one or more inspectors.  In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person present thereat.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability.

ARTICLE IV
DIRECTORS

Section 1. The number of directors constituting the entire Board may be changed from time to time by resolution adopted by the Board of Directors or the Stockholders, provided no decrease made in such number shall shorten the term of any incumbent director.

Section 2. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor Stockholders of the Corporation.  The Directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the terms of office of the first class to expire at the 1991 annual meeting of Stockholders, the term of office of the second class to expire at the 1992 annual meeting of Stockholders and the term of office of the third class to expire at the 1993 annual meeting of Stockholders.  At each annual meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of Stockholders after their election.

Section 3. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 4. Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors in office, although less than a quorum, or by election by the Stockholders at any meeting thereof.  A director elected to fill a vacancy shall be elected for the unexpired portion of the term of the director’s predecessor in office.  A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of Stockholders and until the director’s successor shall have been elected and qualified.

Section 5. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised by the Stockholders.

Section 6. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside the State of Delaware, at such place or places as they may from time to time determine.

Section 7. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

Section 8. At least once in each year, the directors shall make a complete and detailed report of the financial condition of the Corporation to its Stockholders, which report shall be filed with the Treasurer and shall be subject to inspection by the Stockholders.

Section 9. The directors may close the stock transfer books for a period not exceeding twenty (20) days prior to Stockholders’ meetings or payment of dividends or for such other reasons as they may see fit.

ARTICLE V
MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, at such places as the Board may from time to time determine.

Section 2. The Board of Directors shall hold its annual meeting as soon after the Stockholders’ annual meeting as may be practical.  Annual meetings of the Board of Directors may be held without notice.  Special meetings of the Board of Directors may be called by the Chief Executive Officer or any two or more directors.  Notice of special meetings, specifying the time and day thereof, shall be given by the Chief Executive Officer or the Secretary to each director not less than two (2) days before such meeting, either personally or by mail, courier, facsimile, electronic mail or by telegram.

Section 3. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 4. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 5. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors, or the committee, consent in writing to the adoption of a resolution authorizing the action.  Any such resolution and the written consents thereto by the members of the Board of Directors or the committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

Section 6. Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

ARTICLE VI
COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate, from among its members, an Executive Committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except as otherwise required by law; provided, however, that no committee shall have the power or authority of the Board in reference to amending the certificate of incorporation of the Corporation, adopting an agreement of merger or consolidation of the Corporation (except as hereinafter expressly provided), recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation.  The Executive Committee is expressly authorized and empowered to declare dividends, authorize the issuance of stock and adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, or successor provisions of applicable law.  The Executive Committee shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.  The Board of Directors shall appoint the Chairman of the Executive Committee.  The members of the Executive Committee shall receive such compensation and fees as from time to time may be fixed by the Board of Directors.  Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors.  All committees created by the Board shall keep regular minutes of their proceedings and report the same to the Board at the regular meeting of the Board immediately subsequent to any such committee proceeding.

ARTICLE VII
NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or Stockholder, such notice may be given in writing, either personally or by courier, facsimile or telegram or by mail, addressed to such director or Stockholder, at such Stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, in which case such notice shall be deemed given at the time when the same shall be received at such Stockholder’s address as it appears on the records of the Corporation.

Section 2. Whenever any notice of a meeting is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VIII
OFFICERS

Section 1. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary.  The Board of Directors may also appoint a Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board of Directors may determine.

Section 2. The Board of Directors, at its first meeting after each annual meeting of Stockholders, shall appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary and such other officers as the Board shall determine, none of whom need to be a member of the Board.  Any two or more offices may be held by the same person, except that there shall always be two persons who hold offices which entitle them to sign instruments and stock certificates.  Officers shall be elected by a majority vote of the whole Board of Directors at its annual meeting.

Section 3. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4. The officers of the Corporation, unless removed by the Board of Directors as herein provided, shall hold office until their successors are elected and qualify or until their earlier resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by a majority vote of the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors by a majority vote of the Board of Directors.

CHIEF EXECUTIVE OFFICER

Section 6. The Chief Executive Officer, in the absence or vacancy in the office of the Chairman of the Board, shall preside at all meetings; shall have general supervision of the affairs of the Corporation or other obligations of the Corporation as authorized by the Board of Directors, and shall perform any other duties incident to the Chief Executive Officer’s office which are properly required by the Board of Directors.

PRESIDENT

Section 7.  The President shall perform such duties as are assigned by the Board of Directors or the Chief Executive Officer, under whose supervision the President shall be.  In the absence or vacancy in the office of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE VICE PRESIDENTS

Section 8. The Vice President or Vice Presidents shall perform such duties as are assigned by the Board of Directors, the Chief Executive Officer or the President.  Such Vice President or Vice Presidents shall be supervised by the Chief Executive Officer or the President.  If there are two or more Vice Presidents, one shall be designated by the directors as the Executive Vice President.  The Vice President, or, if there shall be more than one Vice President, the Executive Vice President, shall perform the duties of the President hereinabove set forth in the absence, refusal, or incapacity of the President.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings of the meetings of the Stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committee appointed by the Board when required.  The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.  The Secretary shall be supervised by the Chief Executive Officer or the President.  The Secretary shall have custody and charge of the corporate books and the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and, when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 10. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall sign or countersign such instruments as require the Treasurer’s signature and shall perform such other duties as are properly required of the Treasurer.

Section 12. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the Corporation.

Section 13. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE IX
CERTIFICATES FOR SHARES

Section 1. Every holder of shares of stock in the Corporation shall be entitled to have a certificate certifying the number of shares owned by such holder in the Corporation.  Each such certificate shall be numbered and entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and the number of shares and shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 2. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of issue.

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate has been lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

Section 5. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or for the purpose of determining Stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix, in advance, a date as the record date for any such determination of Stockholders.  Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any other action.  When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders have been made as provided in this Section 5, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person registered on its books as the owner, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE X
INDEMNIFICATION

Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, liabilities and losses (including attorneys’ fees), judgments, fines or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, liabilities and losses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article X, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. Any indemnification under Sections 1 or 2 of this Article X (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in said Sections 1 and 2.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the Stockholders of the Corporation.

Section 5. Expenses incurred by any person who may have a right of indemnification under this Article X in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article X.  Such expenses

(including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to this Article X are in addition to and independent of and shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any certificate of incorporation, articles of incorporation, articles of association, law, bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person; provided, that any indemnification realized other than under this Article X shall apply as a credit against any indemnification provided by this Article X.  Any amendment, repeal or modification of any provision of this Article X shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation with respect to any acts or omissions of such director, officer, employee or agent occurring prior to such amendment, repeal or modification.

Section 7. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 8. For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

Section 9. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X or of applicable law, if and whenever the board of directors of the Corporation deems it to be in the best interests of the Corporation to do so.

Section 10. For the purposes of this Article X and indemnification hereunder, any person who is or was a director or officer of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or to have served as such director or officer at the request of the Corporation.

Section 11. The Corporation may provide indemnification under this Article X to any employee or agent of the Corporation or of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise in which the Corporation has or at the time had an interest as an owner, creditor or otherwise, if and whenever the board of directors of the Corporation deems it in the best interests of the Corporation to do so.

Section 12. The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights then said law permitted the Corporation to provide prior to such amendment) indemnify any and all persons whom the Corporation shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the board of directors of the Corporation deems it to be in the best interests of the Corporation to do so.

Section 13. If a claim under this Article X is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action, other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation, including its board of directors, independent legal counsel or its Stockholders, to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation, including its board of directors, independent legal counsel of its Stockholders, that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

ARTICLE XI
GENERAL PROVISIONS

Section 1. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 3. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII
AMENDMENTS

These bylaws may be amended or repealed or new bylaws may be adopted by the Board of Directors.  In addition, these bylaws may be amended or repealed or new bylaws may be adopted by majority vote at any regular or special meeting of Stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal shall have been contained in the notice of such meeting.

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